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                                                                    EXHIBIT 4.16

                                    Schedule

                  Information on seven substantially identical
                        Receipt and Closing Certificates
                               dated June 20, 2001
                      in favor of First Union National Bank

      (Seven additional documents are identical, except as set forth below, to the document included as Exhibit 4.8)

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
                                                                            Principal
 Apartment Property                  Borrower                          Amount of Loan
 ------------------                  --------                          --------------
 Deerfield Apartments                CRIT-NC IV, LLC                       10,220,000
 Durham, North Carolina

 Meadow Creek Apartments             CRIT-NC IV, LLC                        9,590,000
 Pineville, North Carolina

 Pinnacle Ridge Apartments           CRIT-NC IV, LLC                        5,005,000
 Asheville, North Carolina

 Cottonwood Crossing Apartments      CAC V Limited Partnership              6,055,000
 Arlington, Texas

 Main Park Apartments                CAC V Limited Partnership              8,465,000
 Duncanville, Texas

 Paces Cove Apartments               CAC V Limited Partnership             11,165,000
 Dallas, Texas

 Wildwood Apartments                 CAC V Limited Partnership              3,400,000
 Eucless, Texas